UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 7, 2010

Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Clinical Trial Agreement

On June 7, 2010, Omni Bio Operating, Inc. (the “Sponsor”), a wholly-owned subsidiary of Omni Bio Pharmaceutical, Inc. (“Omni”), the Regents of the University of Colorado (the “Regents”) and The Barbara Davis Center (collectively with the Regents, the “Institution”), and Dr. Peter Gottlieb (the “Principal Investigator”) (the Institution and the Principal Investigator collectively referred to as the “Site”) entered into an Investigational Site Agreement (the “Agreement”), whereby the Institution, acting on behalf of the Sponsor, agrees to arrange, administer and manage a clinical study to evaluate Aralast NPTM  (an Alpha-1 antitrypsin product) in the treatment of patients with Type 1 diabetes (the “Clinical Trial”).

The Clinical Trial is initially to include 15 patients.  Base costs, which include the enrollment fee and other incidental charges, for the 15 patients will be approximately $725,000.  Additional contingent costs could be as high as $100,000.  The Sponsor was required to make an initial deposit of $325,000 upon execution of the Agreement.

The scope and nature of the Clinical Trial will be in accordance with the study protocol entitled, “The effects of open label Alpha 1 antitrypsin on the progression of Type 1 diabetes in subjects with detectable c-peptide,” and any subsequent amendments thereto (the "Protocol"). The Protocol fully details the clinical research activities and responsibilities to be undertaken, pursued, and followed with all due diligence by the Site. The duration of the Clinical Trial is two years.  The Protocol will be considered final after it is signed by the Sponsor and Principal Investigator and approved by the pertinent Institutional Review Board.

Material Transfer Agreement

On March 19, 2010, Omni and Baxter Healthcare Corporation (“Baxter”) executed a Material Transfer Agreement (the “Material Transfer Agreement”) whereby Baxter agreed to supply, at no cost, 1.25 kg of Aralast NPTM, with a commercial value of  $420,000 (the “Materials”), to Omni for use in the Clinical Trial as described above.  Omni warrants that the Clinical Trial will be conducted under either a waiver to an Investigational New Drug Application or an Investigational New Drug Application (“IND”) filed with the United States Food and Drug Administration (“FDA”) by Omni.  Under the Material Transfer Agreement, Omni is responsible to maintain the IND and comply with all reporting and other obligations associated with the IND.

The Material Transfer Agreement will terminate upon completion of the Clinical Trial unless Omni and Baxter mutually agree in writing to extend its term.  The Material Transfer Agreement may be terminated by either party (i) upon a material breach of the Material Transfer Agreement, or (2) in the event of an Adverse Event (as defined in the Material Transfer Agreement) that warrants termination of the Clinical Trial.  Omni is required to prepare for Baxter a summary of the information and results generated by the Clinical Trial upon its completion.

Item 7.01     Regulation FD Disclosure.

On June 8, 2010, Omni issued a press release announcing the execution of the Agreement and the presentation by Omni’s executive management team at the Jefferies 2010 Global Life Sciences Conference.  A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated June 8, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: June 11, 2010

By: /s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

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Exhibit Index

Exhibit No.     Description

Exhibit 99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated June 8, 2010.

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